UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ENTRAVISION COMMUNICATIONS CORPORATION

(Name of Registrant as Specified In Its Charter)

n/a

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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ENTRAVISION COMMUNICATIONS CORPORATION

2425 Olympic Boulevard, Suite 6000 West

Santa Monica, California 90404

SUPPLEMENT TO THE NOTICE OF ANNUAL MEETING

AND

PROXY STATEMENT

FOR

THE 2014 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 29, 2014

The following information relates to the notice of annual meeting and proxy statement (the “Proxy Statement”) of Entravision Communications Corporation (the “Company,” “we,” “our” or “us”) dated April 30, 2014, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors (the “Board”) for the 2014 Annual Meeting of Stockholders and any adjournment or postponement thereof (the “Annual Meeting”). Capitalized terms used in this supplement to the Proxy Statement (this “Supplement”) and not otherwise defined have the meaning given to them in the Proxy Statement. This Supplement amends Proposal 2 (Amendment of the 2004 Equity Incentive Plan) and adds a new Proposal 4 (Advisory Vote on Executive Compensation) to be considered and acted upon at the Annual Meeting. A Revised Proxy Card is being sent to you with this Supplement which adds Proposal 4.

YOUR VOTE IS IMPORTANT

PLEASE SIGN, DATE, & RETURN THE REVISED

PROXY CARD INCLUDED WITH THIS SUPPLEMENT OR VOTE

BY TELEPHONE TOLL FREE AT 1-800-652-VOTE (8683) OR

VOTE BY INTERNET AT http://www.investorvote.com/EVC

THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

Supplemental Disclosure Concerning Proposal 2

The immediately following disclosure supplements and amends the Proxy Statement with respect to Proposal 2, including the information set forth in Item 2 of the cover page, the discussion of Proposal 2 in page 2 of the Proxy Statement under the heading “Voting Rights and Solicitation” and the discussion in pages 13-24 of the Proxy Statement under the heading “Amendment of the 2004 Equity Incentive Plan,” including in particular the discussions under the subheadings “Introduction,” “Number of Shares,” “Effect of a No Vote” and “Recommendation of the Board” and Appendix B to the Proxy Statement, entitled “Fourth Amendment to the Entravision Communications Corporation 2004 Equity Incentive Plan.” The Company is also supplementing Proposal 2 to clarify that it is requesting stockholder approval for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.

As disclosed in Item 2 of the cover page to the Proxy Statement, the Company is requesting approval to amend the 2004 Plan to (i) extend the end of the term of the 2004 Plan to ten years after the date of the 2014 Annual Meeting, until May 29, 2024, and (ii) increase the number of shares of our Class A common stock authorized for issuance under the 2004 Plan by 10,000,000 shares. On May 21, 2014, our Board approved an amendment to the 2004 Plan to eliminate the proposed increase in the number of shares of our Class A common stock authorized for issuance under the 2004 Plan by an additional 10,000,000 shares. Accordingly, the Company is amending Proposal 2 to request an extension the term of the 2004 Plan until May 29, 2024 without also increasing the existing share reserve under the 2004 Plan at this time.

Exhibit B

The proposed amendment to the 2004 Plan approved by the Board on May 21, 2014 and attached to this Supplement as Exhibit B (the “Revised Amendment”) replaces and supersedes the proposed Fourth Amendment to the 2004 Plan attached as Exhibit B to the Proxy Statement (“Original Amendment”). The Revised Amendment varies from the Original Amendment as follows:

•	The Revised Amendment amends the third preamble in the Original Amendment to eliminate reference to an increase of the 2004 Plan share reserve by 10,000,000 shares.

•

The Revised Amendment eliminates Section 1(c) of the Original Amendment to remove the amendment to the Plan Reserve provision in Section 6(a) of the 2004 Plan. Section 1(d) in the Original Amendment is also renumbered as Section 1(c) in the Revised Amendment.

Number of Shares

If the proposal to extend the term of the 2004 Plan is approved, the shares of Class A common stock that remained available for future award grants under the 2004 Plan as of May 26, 2014 (the expiration date of the 2004 Plan if it is not extended by our stockholders) will remain available for issuance under the 2004 Plan. If any award previously granted under the plan lapses, expires, terminates or is cancelled without the issuance of shares under the award, or if shares are forfeited under any such award, then the shares subject to the award may again be used for new awards under 2004 Plan, including incentive stock options. If shares are issued under any award and we subsequently reacquire them pursuant to rights reserved upon the issuance of the shares, or if previously owned shares are delivered to us in payment of the exercise price of an award or the withholding taxes due as a result of the issuance or receipt of a payment or shares under an award, then the shares may again be used for new awards under the 2004 Plan, but may not be issued under incentive stock options. If we acquire another entity through a merger or similar transaction and issue replacement awards under the 2004 Plan to employees, officers and directors of the acquired entity, those awards, to the extent permitted under applicable laws and securities exchange rules, will not reduce the number of shares reserved for the 2004 Plan. The 2004 Plan also includes the following limits:

•	The maximum number of shares that may be issued in connection with incentive stock options intended to qualify under Internal Revenue Code (“Code”) Section 422 is 10,000,000 shares.

•

The maximum number of shares that may be subject to stock options or stock appreciation rights granted to any one person in any calendar year is 500,000 shares, except that this limit is one million shares if the grant is made in the year of the recipient’s initial employment.

•	The maximum number of shares that may be subject to restricted stock or restricted stock units (“RSUs”) granted to any one person in any calendar year is 500,000 shares.

•

The maximum number of shares that may be subject to performance shares or performance units (if such units are valued in relation to shares) granted to any one person in any calendar year is 500,000 shares.

•	The maximum amount payable under an award of performance units (if such units are not valued in relation to shares) granted to any one person in any calendar year is $500,000.

The Compensation Committee, in its discretion, may grant awards that exceed the above limits (other than the limits on incentive stock options) if the Committee determines that such awards will not be considered “qualified performance-based compensation” within the meaning of Code Section 162(m), but only if and to the extent that such discretion does not disqualify performance-based awards from qualifying as such under Code Section 162(m).

The number of shares reserved for issuance under the 2004 Plan, and the limits on the number of awards that may be granted to any one participant or of a particular type, as described above, are subject to adjustment to reflect certain subsequent changes to our capital structure, such as stock splits, stock dividends and recapitalizations.

Dilution and Overhang

As of the record date, 7,319,201 shares of our Class A common stock were available for future award grants under the 2004 Plan. As of that date, there were 60,974,640 shares of our Class A common stock outstanding and the following awards remained outstanding under the 2004 Plan:

•	5,759,750 shares subject to outstanding stock options, with a weighted average exercise price of $3.45 and an average remaining term of 6.3 years.

•	273,750 shares subject to outstanding full value awards (restricted stock units).

The 7,319,201 shares of Class A common stock that remained available for future award grants under the 2004 Plan as of the record date represented approximately 12% of our total shares of Class A common stock outstanding as of that date (this figure represents the simple dilution of our stockholders that will occur if the stockholders extend the term of the 2004 Plan and we grant all of the shares that remain available for issuance under the 2004 Plan, as calculated based on our shares outstanding as of the record date). The 5,759,750 shares of Class A common stock subject to outstanding options and 273,750 shares of Class A common stock subject to outstanding restricted stock units as of the record date collectively represented approximately 9.9% of our total shares of Class A common stock outstanding as of that date, which represents the current overhang of the 2004 Plan (i.e., potential dilution represented by outstanding awards under the 2004 Plan, as calculated based on our shares outstanding as of the record date).

Section 162(m)

In requesting approval to extend the term of the 2004 Plan, we are also requesting approval of the plan for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”). Section 162(m) generally provides that compensation provided to a publicly held corporation’s CEO or any of its three most highly paid named executive officers (other than its CEO or CFO) is not deductible by the corporation for U.S. income tax purposes for any taxable year to the extent it exceeds $1 million. This limitation does not apply to compensation that qualifies as exempt performance-based compensation by meeting certain requirements under Section 162(m), including the requirement that the material terms, including those of the related performance goals, be disclosed to and approved by stockholders. For the 2004 Plan, these terms are described in this Supplement under “Number of Shares” and in the Proxy Statement under “Eligibility” and “Performance-Based Awards.” Stockholders are being asked to approve, among other material terms, a set of business criteria on which performance goals may be based for future performance awards under the 2004 Plan.

Although the 2004 Plan is designed to permit the Compensation Committee to limit the impact of Section 162(m), the Compensation Committee also believes that the tax deduction is only one of several relevant considerations in setting compensation. The Compensation Committee believes that the tax deduction limitation should not be permitted to compromise the Company’s ability to design and maintain executive compensation arrangements that will attract and retain the executive talent to compete successfully. Accordingly, achieving the desired flexibility in the design and delivery of awards under the 2004 Plan may result in compensation that is not deductible for federal income tax purposes.

Effect of a No Vote

If the stockholders do not approve the amendment of the 2004 Plan to extend the end of the term to ten years after the date of the 2014 Annual Meeting, until May 29, 2024, the 2004 Plan will terminate effective May 26, 2014 and thereafter no additional grants can be made under the 2004 Plan, although the 2004 Plan will continue in effect to administer grants made under the 2004 Plan before its termination. Because the Company does not have any other employee benefit plan that allows for the grant of stock options, restricted stock units or other awards, the Company will be unable to make any awards unless and until and unless a new benefit plan is adopted by the Board and approved by the stockholders.

Recommendation of the Board

The Board unanimously recommends that stockholders vote FOR the amendment to the 2004 Plan to extend the end of the term to ten years after the date of the 2014 Annual Meeting, until May 29, 2024.

New Proposal 4

The immediately following disclosure supplements and amends the Proxy Statement by adding a Proposal 4 entitled “Advisory Vote on Executive Compensation,” including by adding a new Item 4 on the Notice of 2014 Annual Meeting of Stockholders cover page to the Proxy Statement entitled as follows: “4. To hold an advisory vote on named executive officer compensation.”

PROPOSAL 4

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under Section 14A of the Exchange Act, which was added under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the Company’s stockholders are entitled to vote at the Annual Meeting to approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement pursuant to the Securities and Exchange Commission’s compensation disclosure rules. This proposal, commonly known as a “say-on-pay” proposal, gives stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. This vote is advisory, which means that the vote is not binding on the Company, the Board or the Compensation Committee. However, we value the concerns of our stockholders, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the 2014 Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the Summary Compensation Table, the other compensation tables and narrative discussion in the Proxy Statement for the Company’s 2014 Annual Meeting of Stockholders.”

Recommendation of the Board

The Board unanimously recommends that stockholders vote FOR the proposal to approve the compensation of the named executive officers, as disclosed in this Proxy Statement.

Voting; Revocability of Proxies

The Board recommends a vote FOR Proposal 2 (approval to extend the term of the 2004 Plan) and FOR Proposal 4 (advisory vote on executive compensation). If you have already voted your shares on Proposal 2 and do not wish to change your vote, no further action is necessary. You do not need to submit a new proxy card or vote again on Proposal 2 unless you wish to change your vote.

If you sign and return the Revised Proxy Card, it will revoke and replace any previous proxy you have submitted. If you do not sign and return the Revised Proxy Card, your previous proxy will remain in effect, but it will not include any vote on Proposal 4. In order to vote on the Advisory Vote on Executive Compensation in Proposal 4, you must submit a Revised Proxy Card by mail, vote by telephone toll-free at 1-800-652-VOTE (8683), vote by Internet at http://www.investorvote.com/EVC, or by attending the Annual Meeting and voting in person. If you hold the Company’s common stock in “street name,” you must either instruct your broker or nominee as to how to vote such shares or obtain a proxy, executed in your favor by your broker or nominee, to be able to vote at the Annual Meeting.

Proxy voting instructions already returned by stockholders will remain valid and will be voted at the 2014 annual meeting unless revoked. Shares represented by all validly executed proxy voting forms or votes cast over the Internet or by telephone at any time (either prior to or after the date hereof) returned before the annual meeting will be voted for the directors nominated by the Board as instructed and other proposals as directed.

If you have not voted your shares, please vote as soon as possible. You can vote by Internet, by telephone or by mail using the instructions included on the proxy card or the Notice previously sent to you.

If you have already voted your shares and you wish to change your vote on any matter, you may revoke your proxy before it is voted at the annual meeting by (1) sending in another signed proxy card with a later date, (2) notifying our Secretary in writing before the meeting that you have revoked your proxy or (3) voting in person at the meeting or through Internet or telephone voting. Your latest telephone or Internet vote is the one that is counted.

In voting with regard to the proposal to approve (on an advisory basis) named executive compensation (Proposal 4), stockholders may vote in favor of such proposal or against such proposal or may abstain from voting. The vote required to approve Proposal 4 is the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the matter. Abstentions will have the same effect as votes “against” the proposal. If you do not return the Revised Proxy Card or vote by telephone or internet on Proposal 4, it will have the same effect as a vote “against” the proposal. Brokers do not have discretionary authority to vote on this proposal. Broker non-votes, therefore, will have no effect on the proposal as brokers are not entitled to vote on such proposals in the absence of voting instructions from the beneficial owner. Pursuant to the Voting Agreement, the terms of which are more fully described in the Proxy Statement, Messrs. Ulloa, Wilkinson and Zevnik will have in the aggregate the right to cast approximately 76.12% of the votes entitled to be cast on Proposal 4.

APPENDIX B

FOURTH AMENDMENT

TO THE

ENTRAVISION COMMUNICATIONS CORPORATION

2004 EQUITY INCENTIVE PLAN

This Fourth Amendment to the Entravision Communications Corporation 2004 Equity Incentive Plan (“Amendment”) is made effective as of May 21, 2014 (the “Effective Date”) by Entravision Communications Corporation, a Delaware corporation (the “Company”). All capitalized terms not defined in this Amendment shall be defined as set forth in the Plan.

WHEREAS, the Company maintains the Entravision Communications Corporation 2004 Equity Incentive Plan, as amended (the “Plan”);

WHEREAS, the Plan was originally adopted in 2004 with a reserve of 10,000,000 shares of Class A common stock of the Company (“Shares”), plus any Shares that subsequently became available for new grants under the terms of the Company’s 2000 Omnibus Equity Incentive Plan, and a ten year term that will expire on May 26, 2014;

WHEREAS, upon the recommendation of its Compensation Committee, the Board of Directors of the Company desires to amend the Plan to extend the term of the Plan until May 29, 2024, subject to stockholder approval of the extension of the term of the Plan; and

WHEREAS, the Board of Directors of the Company has recommended that this Amendment be submitted to the stockholders of the Company for approval at the Company’s 2014 annual meeting of stockholders, to be held on May 29, 2014.

1. NOW THEREFORE BE IT RESOLVED, that effective as of the Effective Date, the Plan is hereby amended as follows:

(a)	The following sentences are added to the end of Section 1(b):

“This Plan originally became effective on May 26, 2004, the date on which it was first approved by the Company’s stockholders. An extension of the Plan was approved by the Board, subject to stockholder approval at the Company’s 2014 annual meeting of stockholders, to be held on May 29, 2014.”

(b)	The definition of “Effective Date” in Section 2(n) is amended and restated in its entirety to read as follows:

‘“Effective Date” means May 26, 2004, the date the Company’s stockholders originally approved this Plan.’

(c)	Section 14(a) is amended and restated in its entirety to read as follows:

“Term of Plan. Unless earlier terminated by the Board or the Committee pursuant to Section 14(b), this Plan will terminate on May 29, 2024.”

2.	All Other Provisions of the Plan Remain the Same. Except as expressly provided in this Amendment, all other terms, conditions and obligations contained in the Plan shall remain unchanged and in full force and effect as provided for in the Plan.

To record the adoption of this Amendment by the Board of Directors of the Company effective as of the Effective Date, the Company has caused its authorized officer to execute the same.

ENTRAVISION COMMUNICATIONS CORPORATION

By:
Name:
Title:

ENTRAVISION COMMUNICATIONS CORPORATION IMPORTANT ANNUAL MEETING INFORMATION Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X Annual Meeting Proxy Card PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4. 1. Election of directors to serve for a term ending at the 2015 Annual Meeting of Stockholders or until a successor is duly elected and qualified. 01—Walter F. Ulloa 02—Philip C. Wilkinson 03—Paul A. Zevnik 04—Esteban E. Torres 05—Gilbert R. Vasquez 06—Jules G. Buenabenta 07—Patricia Diaz Dennis 08—Juan Saldívar von Wuthenau Mark here to vote FOR all nominees Mark here to WITHHOLD vote from all nominees For All EXCEPT—To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below. For Against Abstain For Against Abstain 2. Amendment of the 2004 Equity Incentive Plan. 4. Approval of the advisory (non-binding) vote on executive compensation. For Against Abstain 3. Ratification of the appointment of Grant Thornton LLP as independent auditor of the Company for the 2014 fiscal year. In their discretion, the proxies are authorized to vote upon such other business that properly may come before the 2014 Annual Meeting and any adjournments thereof. B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 1UPX 1970532 + 01UE3F

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Revised Proxy — ENTRAVISION COMMUNICATIONS CORPORATION 2014 ANNUAL MEETING OF STOCKHOLDERS MAY 29, 2014 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ENTRAVISION COMMUNICATIONS CORPORATION The undersigned revokes all previous proxies, acknowledges receipt of the Notice of 2014 Annual Meeting of Stockholders and the Proxy Statement (including the supplement thereto) and appoints Walter F. Ulloa and Mark A. Boelke, and each of them, the attorneys and proxies of the undersigned, each with full power of substitution, to vote all the shares of common stock of Entravision Communications Corporation (the “Company”) which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the 2014 Annual Meeting of Stockholders of the Company (the “2014 Annual Meeting”) to be held at Shutters Hotel, One Pico Boulevard, Santa Monica, California, 90405 at 10:00 a.m. on May 29, 2014, and at any adjournments or postponements thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth below: THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE DIRECTORS LISTED IN PROPOSAL 1 AND A VOTE FOR PROPOSALS 2, 3 AND 4. IF NO INSTRUCTION TO THE CONTRARY IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4. (Continued and to be marked, dated and signed, on the other side)